Exhibit 1.1

Clear Secure, Inc.

Class A Common Stock, par value $0.00001 per share

Underwriting Agreement

[•], 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

Allen & Company LLC,

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Allen & Company LLC

711 Fifth Ave

New York, New York 10022

Ladies and Gentlemen:

Clear Secure, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares of Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company (the “Firm Shares”) and, at the election of the Underwriters, to sell to the Underwriters up to [•] additional shares of Class A Common Stock of the Company (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

In connection with the offering contemplated by this Agreement, the “Reorganization Transactions” (as such term is defined in the Registration Statement and the Pricing Disclosure Package (each as defined below) in the section titled “Organizational Structure”) were or will be effected prior to the First Time of Delivery (as defined in Section 4 hereof), pursuant to which the Company will become the sole managing member of Alclear Holdings, LLC, a Delaware limited liability company (“Alclear Holdings”).

1.       Each of the Company and Alclear Holdings (each, an “Alclear Party” and collectively, the “Alclear Parties”) jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a)     A registration statement on Form S-1 (File No. 333-256851) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s or Alclear Holdings’ knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)      (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)      For the purposes of this Agreement, the “Applicable Time” is ___:___ __m (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication listed on Schedule II(c) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)     The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)     None of the Alclear Parties or any of their respective subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Alclear Parties or any of their respective subsidiaries taken as a whole, in each case, not in the ordinary course of business, except for transactions and agreements related to the Reorganization Transactions and the issuance and sale of the Shares or (iii) incurred any liability or obligation, direct or contingent, that is material to the Alclear Parties or any of their respective subsidiaries taken as a whole, in each case of clauses (i), (ii) and (iii), otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and except as disclosed or contemplated therein, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock pursuant to the Company’s or Alclear Holdings’ equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the repurchase, if any, by the Company of shares of common stock granted under the Company’s equity plans or pursuant to an agreement providing for an option to repurchase or a right of first refusal on behalf of the Company as described in the Pricing Prospectus and the Prospectus or (iii) the issuance, if any, of stock upon conversion or exercise (including any “net” or “cashless” exercises) of Company securities or securities of Alclear Holdings as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company, Alclear Holdings or any of their subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Alclear Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company and Alclear Holdings to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the Reorganization Transactions and other transactions contemplated in the Pricing Prospectus and the Prospectus;

(f)      Each of the Alclear Parties and their subsidiaries have good and marketable title to all real property and all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (w)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus, or except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by each Alclear Party and its subsidiaries are held by them under, to each Alclear Party’s knowledge, valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g)     Each Alclear Party and each of their subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clause (i) with respect to each subsidiary only or clause (ii) with respect to each Alclear Party and their subsidiaries, where the failure to be so qualified, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Alclear Parties that is required to be listed in the Registration Statement under Item 601(b)(21) of Regulation S-K has been listed in the Registration Statement;

(h)     As of [•], 2021, the Company had an authorized capitalization as set forth in the Pricing Prospectus and, immediately after giving effect to the Reorganization Transactions and the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company would have an authorized capitalization as set forth under the pro forma column of the capitalization table in the section of the Pricing Prospectus entitled “Capitalization”; following the filing of the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) with the State of Delaware on or prior to the First Time of Delivery, all of the issued shares of capital stock of the Company (including the Shares) will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will have been validly issued, fully paid and non-assessable and will conform in all material respects to the description of the capital stock contained in the Pricing Disclosure Package and the Prospectus, and the issuance of such shares will not be subject to any preemptive or similar rights; and, upon the effectiveness of the Amended and Restated Operating Agreement of Alclear Holdings and after giving effect to the Reorganization Transactions, all of the issued shares of capital stock and equity interests, as applicable, of Alclear Holdings and its subsidiaries will have been duly and validly authorized and issued, fully paid and non-assessable (to the extent such concept is applicable) and (except, in the case of any foreign subsidiary, for directors' qualifying shares) owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(i)      The issuance and sale of the Shares and the compliance by the Alclear Parties with this Agreement and the consummation of the Reorganization Transactions and the other transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Alclear Parties or their subsidiaries is a party or by which any of the Alclear Parties or their subsidiaries is bound or to which any of the property or assets of any of the Alclear Parties or their subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of any of the Alclear Parties or their subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Alclear Parties or their subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or regulatory body is required for the issue and sale of the Shares or the consummation by the Company of the Reorganization Transactions and other transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority ("FINRA") of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(j)       None of the Alclear Parties or any of their respective subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over each Alclear Party or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (i) with respect to each subsidiary that is not a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Act only and clauses (ii) and (iii) with respect to each Alclear Party and their subsidiaries, for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(k)     The statements set forth in the Pricing Prospectus and the Prospectus under the caption "Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Class A Common Stock, under the caption “Material U.S. Federal Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents specifically referred to therein and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects;

(l)      Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any of the Alclear Parties or any of their subsidiaries or, to the Alclear Parties’ knowledge, any officer or director of any Alclear Party is a party or of which any property or assets of any of the Alclear Parties or any of their subsidiaries or, to the Alclear Parties’ knowledge, any officer or director of any Alclear Party is the subject which, if determined adversely to any of the Alclear Parties or any of their subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Alclear Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(m)     None of the Alclear Parties is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of the Alclear Parties will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)     At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(o)     Ernst & Young Global Limited, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(p)     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law); and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(q)     Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(r)      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(s)     This Agreement has been duly authorized, executed and delivered by each of the Alclear Parties;

(t)      Except as described in the prospectus, there are no persons with registration rights or other similar rights to have any of securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with;

(u)

(i)      Each Alclear Party and each of its subsidiaries (A) owns or possesses adequate and valid rights to use all Intellectual Property used in or necessary for the conduct of its business as currently conducted and as currently planned to be conducted, and (B) exclusively owns all Intellectual Property owned or purported to be owned by such entity (“Alclear Intellectual Property”), free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus and except, in each of clauses (A) and (B), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For the purpose of this Agreement, “Intellectual Property” means all intellectual property and proprietary rights of any kind arising in any jurisdiction of the world, including in or with respect to any patents (together with any reissues, continuations, continuations-in-part, divisions, renewals, extensions, counterparts and reexaminations thereof), patent applications (including provisional applications), discoveries and inventions; trademarks, service marks, trade dress, trade names, logos, Internet domain names, social media identifiers and accounts, other indicia of origin and any registrations and applications and goodwill associated with any of the foregoing, as applicable; rights in published and unpublished works of authorship, whether copyrightable or not (including software, website content, mobile content, data, database rights and related documentation), and copyrights and all registrations and applications therefor; trade secrets and other confidential or proprietary know-how and information, including systems, procedures, methods, technologies, algorithms, designs, data, unpatentable discoveries and inventions (“Trade Secrets”);

(ii)      Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the conduct of the Alclear Parties’ and their subsidiaries’ respective businesses has, to the Alclear Parties’ knowledge, not violated, infringed, misappropriated or conflicted with, and will not as currently planned to be conducted violate, infringe, misappropriate or conflict with any Intellectual Property rights of any third party. The Alclear Parties and their subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or as has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Alclear Parties’ knowledge, there are no third parties who have ownership rights or rights to use any Alclear Intellectual Property, except for (A) any retained rights of the owners of Intellectual Property that is licensed to the Alclear Parties or any of their subsidiaries and (B) the non-exclusive rights of customers and strategic and channel partners to use the Alclear Intellectual Property, under which any Alclear Party or its applicable subsidiaries have granted valid licenses to such customers and partners, in the ordinary course, consistent with past practice. All Alclear Intellectual Property registered with, issued by or pending application before the U.S. Patent and Trademark Office or any other similar governmental agency is subsisting and, to the Alclear Parties’ knowledge, valid, and enforceable. There is not, to the Alclear Parties’ knowledge, any pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, or any Alclear Party’s or its subsidiaries’ rights in or ownership of any Intellectual Property. To the Alclear Parties’ knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Alclear Parties or any of their subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others. To the Alclear Parties’ knowledge, no party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Alclear Intellectual Property. The Alclear Parties have taken commercially reasonable steps consistent with prevalent industry practices to ensure no Intellectual Property has been obtained or is being used by the Alclear Parties or any of their subsidiaries in violation of any contractual obligation binding on the Alclear Parties or any of their subsidiaries, or otherwise in violation of the rights of any third party. The Alclear Parties and their subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Alclear Parties or any of their subsidiaries, and all such agreements are in full force and effect and, to the Alclear Parties’ knowledge, no such agreement has been breached or violated;

(iii)    The Alclear Parties and their subsidiaries have taken commercially reasonable steps consistent with prevalent industry practices to secure interests in the Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Alclear Parties, including the execution of a valid Intellectual Property assignment for the benefit of the Alclear Parties and their subsidiaries by such employees, consultants, agents and contractors, presently assigning all of such parties’ rights to the applicable Alclear Party or a subsidiary thereof. There are no outstanding options, licenses or binding agreements of any kind relating to Intellectual Property owned, used, or under development by or on behalf of the Alclear Parties that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Alclear Intellectual Property, and no governmental agency or body, university, college, other educational institution or research center has any claim or right in or to any Alclear Intellectual Property. The Alclear Parties and their subsidiaries have taken reasonable steps in accordance with customary industry practice to maintain the confidentiality of all material Trade Secrets, which the Alclear Parties’ and its subsidiaries in their reasonable business judgment wishes to maintain as trade secrets, and other confidential information owned, used or held for use by the Alclear Parties or any of their subsidiaries (including all proprietary source code not subject to or made available as Open Source Materials) the value of which to the Alclear Parties or any of their subsidiaries is contingent upon maintaining the confidentiality thereof, including by executing industry standard confidentiality agreements (including agreements with the Alclear Parties’ or any of their subsidiaries’ employees, consultants, agents and contractors) and, to the Alclear Parties’ knowledge, no such agreement has been breached or violated in a manner that has had or would reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect;

(iv)    The Alclear Parties and their subsidiaries have used all software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model or under a license which, by its terms, (A) does not prohibit licensees of such software from licensing or otherwise distributing such software in source code form, (B) does not prohibit licensees of such software from making modifications thereof, and (C) does not require a royalty or other payment for the licensing or other distribution, or the modification, of such software (other than a reasonable charge to compensate the provider for the cost of providing a copy thereof), including software distributed under the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, MIT License, Apache License, Apache 2.0 License, Common Public License and other licenses approved as Open Source licenses under the Open Source Definition of the Open Source Initiative (“Open Source Materials”), in compliance with all license terms applicable to such Open Source Materials, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Alclear Parties or any of their subsidiaries have used or distributed, or otherwise made available for remote interaction, any Open Source Materials (or any software that links to Open Source Materials) in a manner that requires or has required (A) the Alclear Parties or any of their subsidiaries to permit reverse engineering of any products or services of the Alclear Parties or any of their subsidiaries, or any software code or other technology owned or used by the Alclear Parties or any of their subsidiaries, or (B) any proprietary products or services of the Alclear Parties or any of their subsidiaries, or any proprietary software code or other technology owned or used by the Alclear Parties or any of their subsidiaries, to be (I) disclosed or distributed in source code form, (II) licensed for the purpose of making derivative works or (III) redistributed at no charge or minimal charge, except, (x) in the case of each of (A) and (B) above, for the Open Source Materials themselves (and any derivatives thereof), and (y) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)     Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Alclear Parties and their subsidiaries have (A) operated and currently operate their respective businesses in a manner compliant with all applicable foreign, federal, state and local laws and regulations relating to privacy and data security, as well as the Alclear Parties’ contractual obligations and privacy policies, in each case, relating to the Alclear Parties’, and their subsidiaries’, collection, use, processing, handling, transfer, import, export, transmission, storage, disclosure or disposal of the personally identifiable data of their respective customers, employees and other third parties (the “Privacy and Data Security Requirements”), (B) implemented and monitored commercially reasonable administrative, technical and physical safeguards and policies and procedures designed to ensure compliance with Privacy and Data Security Requirements, and (C) been in compliance with all such procedures. The Alclear Parties and their subsidiaries have not received any notification of or complaint regarding any non-compliance with any Privacy and Data Security Requirements that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, there is no action, suit or proceeding by or before any court, arbitrator or other governmental or regulatory authority pending or threatened alleging non-compliance with any Privacy and Data Security Requirements. Except as described in the Pricing Prospectus, (A) except as has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has been no loss or unauthorized access, use, disclosure, modification or breach of security of customer, employee or third party data maintained by or on behalf of the Alclear Parties and their subsidiaries, and (B) none of the Alclear Parties and or any of their subsidiaries has notified, has been required to notify pursuant to its Privacy and Data Security Requirements, nor has the current intention to notify, any customer, governmental entity or the media of any such event with regard to any material data breach. The Alclear Parties and their subsidiaries have provided notice of each of their privacy policies on their websites. Delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy and Data Security Obligations that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(w)    To the knowledge of the Alclear Parties, their and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the respective businesses of the Alclear Parties and their subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Alclear Parties and each of their subsidiaries have taken technical and organizational measures consistent with industry standards to protect the information technology assets and systems, trade secrets and data used in connection with the operation of, or material to, the Alclear Parties’ and their subsidiaries’ businesses. Without limiting the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Alclear Parties and their subsidiaries have implemented, maintained and complied with reasonable information technology, information security, cyber security and data protection controls, policies, procedures, and safeguards, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology asset or system, Trade Secret or data used or stored by any Alclear Parties or any of their subsidiaries (“Breach”). To the Alclear Parties’ knowledge, there have been (i) no Breaches, except for those that have been remedied without material cost or liability, and (ii) no material incidents, events or conditions under internal review or investigations relating to any actual or suspected Breach;

(x)      None of the Alclear Parties or any of their subsidiaries, nor, to the knowledge of the Alclear Parties, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Alclear Parties or any of their subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Alclear Parties and their subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; none of the Alclear Parties and their subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(y)     The operations of the Alclear Parties and their subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Alclear Parties and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency having jurisdiction over an Alclear Party or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Alclear Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Alclear Parties, threatened;

(z)      (i) None of the Alclear Parties or any of their subsidiaries nor, to the knowledge of the Alclear Parties, any director, officer, agent, employee or affiliate of the Alclear Parties or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor are the Alclear Parties or any of their subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (including, but not limited to, Cuba, Iran, North Korea, Syria, and the Crimea, collective “Sanctioned Countries”), and the Alclear Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Country, respectively, or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and (ii) for the past five years, the Alclear Parties and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or a Sanction Country, respectively;

(aa)   The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Alclear Parties and their subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Alclear Parties and their subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(bb)   No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(cc)    Any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Alclear Parties believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Alclear Parties have obtained the written consent to the use of such data from such sources;

(dd)    The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement (or earlier, if required by applicable provisions), it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement;

(ee)    None of the Alclear Parties and their affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Alclear Parties or any of their subsidiaries in connection with the offering of the Shares;

(ff)     The Alclear Parties and its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Alclear Parties or any of their subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(gg)    The Alclear Parties and their subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are commercially reasonable for, and customary in, the businesses in which they are engaged and as required by law, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(hh)    The Alclear Parties and each of their subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed through the date hereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole), subject to permitted extensions, and have paid all taxes due thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company). No tax deficiency has been determined adversely to the Alclear Parties or any of their subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and the Alclear Parties do not have any knowledge of any such tax deficiencies;

(ii)       From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(jj)      None of the Alclear Parties or any of their subsidiaries has issued or guaranteed any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

2.       Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.       Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.       (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will, to the extent any Shares are represented by certificates, cause the certificates, if any, representing such Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.        Each Alclear Party agrees, jointly and severally, with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on the advice of counsel, required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Alclear Parties and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158, which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system);

(e)(1)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Class A Common Stock, Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), Class C common stock, par value $0.00001 per share (the “Class C Common Stock”) or Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and, together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Stock”) of the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock (including limited liability company interests in Alclear Holdings (the “Units”)) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, provided that confidential or non-public submissions to the Commission of any registration statements under the Act may be made if and only if (w) no public announcement of such confidential or non-public submission shall be made, (x) if any demand was made for, or any right exercised with respect to, such registration of shares of Stock or securities convertible, exercisable or exchangeable into Stock, no public announcement of such demand or exercise of rights shall be made, (y) the Company shall provide written notice at least two business days prior to such confidential or non-public submission to Goldman Sachs & Co. LLC and (z) no such confidential or non-public submission shall become a publicly filed registration statement during the Lock-Up Period, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement described in the Pricing Disclosure Package and Prospectus, (C) securities issued, transferred, redeemed or exchanged in connection with the Reorganization Transactions, (D) Shares issued pursuant to employee equity plans or similar plans described in the Pricing Disclosure Package and Prospectus existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (E) the issuance by the Company of shares of Stock, options to purchase shares of Stock, including nonqualified stock options, incentive stock options, Stock issued upon the exercise of any warrants issued by the Company and any transfers of shares of Stock to the Company upon a “net” or “cashless” exercise of any warrants issued by the Company, and other equity incentive compensation, including restricted stock or restricted stock units, pursuant to equity plans or similar plans described in the Pricing Prospectus and the Prospectus, (F) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such equity plans or similar plans and (G) the issuance by the Company of shares of Stock or securities convertible into shares of Stock in connection with an acquisition or business combination, provided that the aggregate number of shares of Stock issued pursuant to this clause (G) during the Lock-Up Period shall not exceed 10% of the total number of shares of Stock issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (G), any recipient of shares of Stock shall have executed and delivered to Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Allen & Company LLC a lock-up letter as described in Section 8(j)), without the prior written consent of Goldman Sachs & Co. LLC;

(e)(2)    If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 8(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)       During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system or on its website shall be deemed to have been furnished and delivered to the stockholders at the same time furnished to or filed with the Commission or portal on its website;

(g)       During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that no report, communication or financial statement need be furnished pursuant to this subsection (g) to the extent (A) they are furnished or filed by the Company and publicly available on the Commission’s EDGAR system or its website, in which case they shall be deemed to have been furnished and delivered to the Representatives at the same time furnished to or filed with the Commission or portal on its website or (B) in the case of clause (ii), the provision of which would require public disclosure by the Company under Regulation FD;

(h)       To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)      To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (“NYSE”);

(j)      To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)      If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 C.F.R. 202.3a(c));

(l)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo, as applicable for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned, sublicensed or transferred. The Underwriters agree that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on this website, which approval shall not be unreasonably withheld; and

(m)    To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.        (a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)     The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)      Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented out-of-pocket fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NYSE; (v) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay (i) all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and (ii) in connection with any “road show” undertaken in connection with the marketing of the offering of the Shares, the travel, lodging and meal expenses of the Underwriters.

8.       The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Alclear Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Alclear Parties shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)       Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)        Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter (a form of such opinion and negative assurance letter is attached as Annex II(a) and II(b), respectively, hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d)       On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young Global Limited shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I hereto);

(e)       On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of the Company and Alclear Holdings shall have furnished to the Representatives a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(f)       (i) None of the Alclear Parties nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and except as disclosed therein there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options, warrants or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business, pursuant to the Company’s or Alclear Holdings’ equity plans that are described in the Pricing Prospectus, (B) the repurchase, if any, by the Company of shares of common stock granted under the Company’s equity plans or pursuant to an agreement providing for an option to repurchase or a right of first refusal on behalf of the Company as described in the Pricing Prospectus, or (C) the issuance, if any, of stock upon conversion of Company securities or securities of Alclear Holdings as described in the Pricing Prospectus) or long-term debt of the Alclear Parties or any of their subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Alclear Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Alclear Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the Reorganization Transactions and other transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)       On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

(h)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the Nasdaq Stock Market Inc.’s National Market (ii) a suspension or material limitation in trading in the Company’s securities on NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)        The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on NYSE;

(j)        The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, executive officer and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to the Representatives;

(k)        Prior to or concurrent with the First Time of Delivery, the Reorganization Transactions shall have been consummated in a manner consistent with the description thereof in the Registration Statement, Pricing Prospectus and the Prospectus (except those Reorganization Transactions that are ongoing or recurring in nature);

(l)        The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)      The Alclear Parties shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company and Alclear Holdings reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Alclear Parties herein at and as of such Time of Delivery, as to the performance by each of the Alclear Parties, respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

9.       (a) Each of the Alclear Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Alclear Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)       Each Underwriter, severally and not jointly, will indemnify and hold harmless the Alclear Parties against any losses, claims, damages or liabilities to which the Alclear Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse for any legal or other expenses reasonably incurred by the Alclear Parties in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Alclear Parties by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriting”, and the information contained in the [•] paragraph under the caption “Underwriting”.

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld, conditioned or delayed, but if settled with such consent, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Alclear Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Alclear Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Alclear Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Alclear Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Alclear Parties on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Alclear Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)      The obligations of the Alclear Parties under this Section 9 shall be in addition to any liability which the Alclear Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) Alclear Parties and to each person, if any, who controls the Company within the meaning of the Act.

10.       (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Alclear Parties, except for the expenses to be borne by the Alclear Parties and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.     The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Alclear Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Alclear Parties, or any officer or director or controlling person of the Alclear Parties, and shall survive delivery of and payment for the Shares.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, the Alclear Parties shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Alclear Parties will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Alclear Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Allen & Company LLC on behalf of the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives in care of (a) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (b) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 62208358; and (c) Allen & Company LLC, 711 Fifth Ave, New York, New York 10022, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, facsimile (212) 492-0588, Attention: Brian M. Janson, Esq.; and if to any stockholder, director or officer that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to such address as such stockholder, director or officer provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives in care of (a) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; (b) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 62208358; and (c) Allen & Company LLC, 711 Fifth Ave, New York, New York 10022, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Alclear Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls any Alclear Party or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.      Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.       Each Alclear Party acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Alclear Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Alclear Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the Alclear Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Alclear Parties on other matters) or any other obligation to any of the Alclear Parties except the obligations expressly set forth in this Agreement, (iv) each of the Alclear Parties has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Alclear Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Alclear Parties, in connection with such transaction or the process leading thereto.

17.      This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Alclear Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

18.      This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. Each of the Alclear Parties agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Alclear Parties agrees to submit to the jurisdiction of, and to venue in, such courts.

19.       Each of the Alclear Parties and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.      Notwithstanding anything herein to the contrary, the Alclear Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Alclear Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.       Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)      As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this letter by signing in the space provided below, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and Alclear Holdings. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Alclear Holdings for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

Clear Secure, Inc.

By:
Name:
Title:

Alclear Holdings, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Allen & Company LLC

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

ALLEN & COMPANY LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of
Optional
Shares to
	Total	be
	Number of	Purchased
	Firm	if
	Shares	Maximum
	to be	Option
Underwriter	Purchased	Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Allen & Company LLC
Wells Fargo Securities, LLC
Stifel, Nicolaus & Company, Incorporated
LionTree Advisors LLC
Telsey Advisory Group LLC
Loop Capital Markets LLC
Centerview Partners LLC
Roberts & Ryan Investments, Inc.
Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic roadshow dated [•]]

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $ [•].

The number of Firm Shares purchased by the Underwriters is [•].

The number of Optional Shares to be sold by the Company at the option of the Underwriters is [•].

[Add any other pricing disclosure.]

(c) Written Testing-the-Waters Communications:

[•]

SCHEDULE III

Name of Stockholder	Address

[List officers, directors and stockholders of the Company and, if applicable, Participants]

ANNEX I

COMFORT LETTER DELIVERED PRIOR TO OR
AS OF THE DATE OF THIS AGREEMENT

ANNEX II(a)

FORM OF OPINION FOR COUNSEL FOR THE COMPANY

ANNEX II(b)

FORM OF NEGATIVE ASSURANCE LETTER FOR COUNSEL FOR THE COMPANY

ANNEX III

[Form of Press Release]

Clear Secure, Inc.
[Date]

Clear Secure, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the Company’s recent public sale of       shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), is [waiving] [releasing] a lock-up restriction with respect to      shares of the Company’s Class A Common Stock,      shares of the Company’s Class B common stock, par value $0.00001 per share,      shares of the Company’s Class C common stock, par value $0.00001 per share and      shares of the Company’s Class D common stock, par value $0.00001 per share held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on     ,        20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX IV

FORM OF LOCK-UP AGREEMENT

Clear Secure, Inc.

Lock-Up Agreement

_______________, 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

Allen & Company LLC,

As representatives (the “Representatives”) of the several Underwriters named in Schedule I of the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Allen & Company LLC

711 Fifth Ave

New York, New York 10022

Re:   Clear Secure, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as Representatives, propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Clear Secure, Inc., a Delaware corporation (the “Company”), and Alclear Holdings, LLC, a Delaware limited liability company (“Alclear Holdings”), providing for a public offering of shares (“Shares”) of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission. The date of the final prospectus used to sell the Shares is referred to herein as the “Public Offering Date.”

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after Public Offering Date (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Class A Common Stock, Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), Class C common stock, par value $0.00001 per share (the “Class C Common Stock”), or Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and, together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Stock”), of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company (including, without limitation, limited liability company interests in Alclear Holdings (the “Units”)) (such options, warrants, Units or other securities, collectively, “Derivative Instruments”), including, without limitation, any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Stock, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may Transfer the undersigned’s shares of Stock of the Company or Derivative Instruments (and engage in or cause any action or activity described in clause (i) of the second paragraph of this Lock-Up Agreement or transaction or arrangement described in clause (ii) of the second paragraph of this Lock-Up Agreement):

(i)	as a bona fide gift or gifts, or as charitable contributions, provided that no filing under Section 16(a) of the Exchange Act (other than a Form 5 filed no earlier than the date that is 120 days after the Public Offering Date), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction,

(iii)	to the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5 filed no earlier than the date that is 120 days after the Public Offering Date), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(iv)	to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, provided that any such transaction shall not involve a disposition for value, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5 filed no earlier than the date that is 120 days after the Public Offering Date), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(v)	to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all the outstanding equity securities or similar interests, provided that no filing under Section 16(a) of the Exchange Act (other than a Form 5 filed no earlier than the date that is 120 days after the Public Offering Date), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(vi)	pursuant to an order of a court or regulatory agency, provided that no filing under Section 16(a) of the Exchange Act (other than a Form 5 filed no earlier than the date that is 120 days after the Public Offering Date), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(vii)	in transactions relating to shares of Stock or other securities acquired in open market transactions by any person other than the Company after the completion of the public offering, provided that no filing under Section 16(a) of the Exchange Act (other than a Form 5 filed no earlier than the date that is 120 days after the Public Offering Date) or any other public filing or disclosure by or on behalf of the undersigned shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Stock or other securities acquired in such transactions,

(viii)	by (A) the exercise of stock options, solely with cash granted pursuant to equity incentive plans described in the Registration Statement, and the receipt by the undersigned from the Company of shares of Stock upon such exercise; (B) transfers of shares of Stock to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the Registration Statement; (C) transfers of shares of Stock to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans described in the Registration Statement; or (D) forfeitures of shares of Stock to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each case described in the Registration Statement, provided that, in each case of clauses (A)-(D), any shares of Stock received by the undersigned upon any such exercise or vesting shall be subject to the provisions of this Lock-Up Agreement, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction,

(ix)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the public offering, involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Stock shall remain subject to the provisions of this Lock-Up Agreement,

(x)	to the Company in connection with the repurchase by the Company from the undersigned of shares of Stock of the Company or Derivative Instruments pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction,

(xi)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock; provided that (i) such plan does not provide for the transfer of Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Stock may be made under such plan during the Lock-Up Period,

(xii)	if the undersigned is a corporation, partnership, limited liability company or other business entity, by (A) distributions of shares of Stock or any Derivative Instrument to limited partners, general partners, members, stockholders or holders of similar interests of the undersigned (or in each case its nominee or custodian) or to any investment holding company controlled or managed by the undersigned or (B) transfers of shares of Stock or any Derivative Instrument to the undersigned’s affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended), provided that (x) such distribution or transfer shall not be a disposition for value, and (y) no filing under Section 16(a) of the Exchange Act (other than a Form 5 filed no earlier than the date that is 120 days after the Public Offering Date), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(xiii)	with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters;

provided that: (1) in the case of clauses (i)-(vi) and (xii) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (2) in the case of clauses (i)-(vi), (viii) and (xii) above, no public reports or filings under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Stock shall be required or voluntarily made during the 30 calendar days after the Public Offering Date.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company. In addition, notwithstanding the foregoing, if the undersigned is a corporation or other entity, the corporation may transfer Stock of the Company or Derivative Instruments to any wholly-owned subsidiary of such corporation or other entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Stock or Derivative Instruments subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Stock or Derivative Instrument except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Stock of the Company except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to (i) any exchange, transfer or sale in connection with, and as contemplated by, the Reorganization Transactions (as such term is defined in the Pricing Disclosure Package); or (ii) any conversion or exchange of Units for shares of Class A Common Stock or Class B Common Stock, or shares of Class C Common Stock or Class D Common Stock into of shares Class A Common Stock or Class B Common Stock, provided that, in the case of this clause (ii) such shares of Stock shall be subject to the provisions of this Lock-Up Agreement.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement will automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Allen & Company LLC, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the public offering, (b) the date that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Allen & Company LLC advise the Company, in writing, prior to the execution of the Underwriting Agreement, that the Underwriters have determined not to proceed with the public offering (c) the date of termination of the Underwriting Agreement if prior to payment for the delivery of the shares of Class A Common Stock to be sold thereunder, or (d) if the Underwriting Agreement is not executed by October 1, 2021.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title